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                                                                     Exhibit 4.1

                                DATED 15 May 2003


                                 IAN CLIVE WILLS


                                     - and -


                             BAXTER CAPITAL LIMITED


                                   SHARE SALE
                                    AGREEMENT



                                   Owen-Thomas
                                 1 Green Street
                                     Mayfair
                                 London W1K 6RG

                             DX 44444 - MARBLE ARCH
                               Tel: 020-7499 0944
                               Fax: 020-7491 3513
                       Email: e-mail: info@owen-thomas.com


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THIS AGREEMENT  is dated the Fifteenth day of May Two thousand and three

BETWEEN

(1)  "The Vendor":      IAN CLIVE WILLS care of Owen-Thomas 1 Green Street
                        Mayfair  London  W1K 6RG
(2)  "The Purchaser":   BAXTER  CAPITAL  LIMITED  whose  registered  office
                        is  at 38  Chelsea  Square London  SW3 6LH



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Operative Provisions

1    INTERPRETATION

     1.1 In this agreement the following words and expressions have the following meanings:

          "CA"                      Companies Act 1985

          "Companies Acts"          CA, the former  Companies  Acts  (within the
                                    meaning of CA s735(1)) and the Companies Act
                                    1989

          "Company"                 Cloverbay  Limited of  Cumberland  Street PO
                                    Box 529 Nassau Bahamas (a Company registered in The Bahamas)

          "Consideration Shares"    means   Three   Million   One   hundred  and
                                    ninety-eight   thousand   shares  in  Baxter
                                    Capital Inc (a company registered in Florida
                                    No.   65-0956104)  and  a  cash  payment  of
                                    (pound)110,000 (one hundred and ten thousand pounds sterling) presently held by Baxter
                                    Capital Inc

          "Effective Date"          15 May 2003

          "FA"                      Finance Act

          "Group Companies"         the Company and its Subsidiary

          "ICTA"                    Income and Corporation Taxes Act 1988

          "Last Accounts"           the audited  balance  sheet,  as at the Last
                                    Accounts Date, and audited profit and loss account for the year ended on the Last
                                    Accounts Date of the Company

          "Last Accounts Date"      31st December 2002

          "The Financial Statement" the  abridged  financial  statements  of the
                                    Company as at the 31 December 2002

          "Shares" the entire share capital of the Company together with the assets listed in Schedule 1

          "Subsidiary"              A subsidiary as defined in CA s 736

          "Taxation"                all forms of taxation,  duties,  imposts and
                                    levies whatsoever and wherever or whenever imposed

          "Warranties"              the  warranties and  representations  by the
                                    Vendor in clause 6 and Schedule 2


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         1.2      All  references  in this  agreement  to a statutory  provision shall be construed as including references to:

                  1.2.1    any   statutory   modification,    consolidation   or
                           re-enactment (whether before or after the date of this agreement) for the time being in force;

                  1.2.2 all statutory instruments or orders made pursuant to a statutory provision; and 1.2.3 any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification

         1.3 A reference in this agreement to FRS shall be a reference to a statement of standard accounting practice issued or adopted by The Accounting Standards Board Limited

         1.4 Clause headings in this agreement are for ease of reference only and do not affect the construction of any provision

2        AGREEMENT FOR SALE

         2.1 Subject to the terms and conditions of this agreement and with effect from the Effective Date, the Vendor shall sell with full title guarantee and the Purchaser shall procure the Consideration Shares and the cash payment with all rights attaching to them

3        PURCHASE CONSIDERATION

         3.1 The total consideration for the Shares shall be the sum of THREE MILLION THREE HUNDRED AND NINETY THOUSAND US DOLLARS ($3,390,000) the Effective Date to be the Date of Completion both to be satisfied by the allotment and issue to the Vendor of the Consideration Shares.


4        CONDITIONS

         4.1      Completion is conditional upon:-

                  (A) The passing at a duly convened and held general meeting of the Purchaser of a resolution to approve the acquisition of the Shares and other arrangements on the terms of this Agreement

                  (B)      The  issue  and   allotment  to  the  Vendor  of  the
                           Consideration Shares



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                  and in the event that the above conditions shall not have been satisfied on or before the 30th day of May 2003 this Agreement shall lapse and no party shall make any claim against the other in respect thereof save for any antecedent breach

         4.2 The Purchaser shall use its reasonable endeavours to procure the satisfaction of the Conditions set out in sub-clauses 4(A) and 4(B)

         4.3 On completion the Shares and Loan Notes referred to under the Heading "Assets" in Schedule 1 shall be held for safe-keeping by Owen-Thomas (Solicitors) of 1 Green Street, Mayfair, London W1K 6RG

5        COMPLETION

         5.1 Completion of the purchase of the Shares shall take place at the offices of the Vendor's solicitors on or before the 30th day of May 2003

         5.2 On Completion the Vendor shall deliver to the Purchaser duly completed and signed transfers in favour of the Purchaser or as it may direct of the Shares together with the relative share certificates

         5.3      There shall be delivered or made available to the Purchaser:

                  5.3.1    the seal and certificate of each Group Company;

                  5.3.2 the statutory books of each Group Company, complete and up-to-date;

         5.4 A Board Meeting of the Company shall be held at which the transfers referred to in clause 5.2 shall be approved (subject to stamping);

6        WARRANTIES BY THE VENDOR

         The Vendor  warrants to the Purchaser  that the  Warranties  set out in
         Schedule 2 are true and correct in all respects

7        COMMUNICATIONS

         7.1 All communications between the parties with respect to this agreement shall be delivered by hand or sent by post to the address of the addressee as set out in this agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause

         7.2 Communications addressed to the Purchaser shall be marked for the attention of Mr Johan Robb of 38 Chelsea Square London SW3 6LH

         7.3 In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause


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8        GOVERNING LAW

         This Agreement shall be governed by English Law

AS WITNESS the hands of the parties the day and year first before written



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                                   SCHEDULE 1
                              ASSETS OF THE COMPANY

                                   THE COMPANY
SHARE CAPITAL
authorised                 US $5,000 divided into 5000 shares of $US 1.00 each

Administrative office:     Owen-Thomas Solicitors, 1 Green Street  Mayfair
                           London  W1K 6RG


ASSETS:

1. Seven Million Five Hundred Thousand shares in Synigence plc (a company listed on AIM in the UK)

2. (pound)1,500,000 (One Million Five Hundred Thousand Pounds) Convertible Unsecured Loan Notes 2004/2005 constituted by Synigence plc dated 19 November 2002


                                   SCHEDULE 2
                                   WARRANTIES
1        CORPORATE MATTERS

1.1 The information relating to the Company contained in Schedule 1 is true and complete in all respects

1.2 The Shares constitute the whole of the issued and allotted share capital of the Company

1.3 The Company is the sole beneficial owner of all the issued and allotted Shares of Synigence plc listed in Schedule 1

1.4 There are no agreements or arrangements in force, other than this agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company

1.5 The register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal; and no notice or allegation that any of them is incorrect or should be rectified, has been received



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1.6      All returns,  particulars,  resolutions  and  documents  required to be filed with the Registrar of Companies in respect of the Company have been duly filed and were correct

2        ACCOUNTING MATTERS

         2.1 The Last Accounts have been prepared in accordance with the historical cost convention; and the bases and polices of accounting, adopted for the purpose of preparing the Last Accounts, are the same as those adopted in preparing the audited accounts of the Company

         2.2 All the accounts, books, ledgers, financial and other records of whatsoever kind, of each Group Company are in its possession and give a true and fair view of its financial position

3        FINANCIAL MATTERS

         Other than in the ordinary course of business:

         3.1 The Company had no capital commitments outstanding at the Last Accounts Date and the Company has, since then, not incurred or agreed to incur any capital assets

         3.2 The Company has not paid or declared any dividend or made any other payment other than as agreed in writing by the Purchaser

         3.3 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company

4        TRADING MATTERS

         5.1 The Company is not engaged in any litigation or arbitration proceedings, as Claimant or defendant; there are no proceedings pending or threatened, either by or against the Company; and there are no circumstances which are likely to give rise to any litigation or arbitration

         5.2 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company, and there are no facts which may give rise to any dispute

5.       ASSET MATTERS

The Company has good and marketable title to, all the assets set out in Schedule 1.




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Signed for and on behalf of
IAN CLIVE WILLS                                      /s/ Ian Clive Wills
                                                     -------------------




Signed for and on behalf of
BAXTER CAPITAL LIMITED                               /s/  Johan Robb
                                                     ----------------
                                                     Johan Robb, President